FORM **BCA 2.10**
ARTICLES OF INCORPORATION
Business Corporation Act

Filing Fee: $150
Franchise Tax: $ 25
Total: $175

File #: **66976564**

Approved By: JXR

FILED
JUL 14 2009
Jesse White
Secretary of State

1. Corporate Name: USP MT. VERNON, INC.

2. Initial Registered Agent: C T CORPORATION SYSTEM
First Name / Middle Initial / Last Name

Initial Registered Office: 208 S LA SALLE ST STE 814
Number / Street / Suite No.

CHICAGO IL 60604-1101 COOK
City / ZIP Code / County

3. Purposes for which the Corporation is Organized:
The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

4. Authorized Shares, Issued Shares and Consideration Received:

Class	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
COMMON	1000	1000	$ 1000

NAME & ADDRESS OF INCORPORATOR

5. The undersigned incorporator hereby declares, under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated JULY 14 (Month & Day), 2009 (Year) 15305 DALLAS PKWY, STE. 1600 (Street)

ALEX JENKINS (Name) ADDISON (City/Town) TX (State) 75001 (ZIP Code)

THIS DOCUMENT MUST BE RECORDED IN THE OFFICE OF THE RECORDER OF THE COUNTY IN WHICH THE REGISTERED OFFICE OF THE CORPORATION IS LOCATED, AS PROVIDED BY SECTION 1.10 OF THE BUSINESS CORPORATION ACT OF THIS STATE. FOR FURTHER INFORMATION CONTACT YOUR COUNTY RECORDER OF DEEDS OFFICE.